Exhibit 10.26

SAREPTA THERAPEUTICS, INC.

EXECUTIVE INDUCEMENT STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms used in this executive inducement stock option agreement and the exhibits hereto (the “Award Agreement”) shall have the definitions for such terms included in Exhibit B hereto.

I.	NOTICE OF STOCK OPTION GRANT

Executive Name: Arthur M. Krieg

You (“Executive”) have been granted an option (the “Option”) to purchase Shares of common stock (“Common Stock”) of Sarepta Therapeutics, Inc. (the “Company”), subject to the terms and conditions of this Award Agreement, including its exhibits, as follows:

Grant Number	275,000 Shares of Common Stock of the Company

Date of Grant	January 13, 2014

Vesting Commencement Date	January 13, 2014

Exercise Price per Share	$20.08

Total Number of Options Granted	275,000

Total Exercise Price	$5,522,000

Type of Option:	Inducement Stock Options under Nasdaq’s Rule 5635(c)(4), Nonstatutory Stock Option (“NSO”)

Term/Expiration Date:	January 13, 2024

Vesting Schedule:

Subject to any acceleration provisions contained in this Award Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Twenty-five percent of the Shares of Common Stock subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date and 1/48th of such shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Executive continuing to be an employee of the Company through each such date.

Notwithstanding the foregoing, in the event of Executive’s termination as an employee of the Company (“Employee”) as a result of death, the vesting of all of the Shares of Common Stock subject to the Option shall be accelerated as to 100% of such Shares of Common Stock as of the date of Executive’s death.

Termination Period:

This Option will be exercisable for three (3) months after Executive ceases to be an Employee, unless such termination is due to Executive’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Executive ceases to be an Employee. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Terms and Conditions of Stock Option Grant attached Exhibit A hereto.

By Executive’s signature and the signature of the Company’s representative below, Executive and the Company agree to the

Option terms described in this Award Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, all of which are made a part of this document. Executive has reviewed this Award Agreement and its exhibits in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement and its attached exhibits. Executive hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Award Agreement, including its exhibits. Executive further agrees to notify the Company upon any change in the residence address Executive provides to the Company.

EXECUTIVE:	SAREPTA THERAPEUTICS, INC.

/s/ Arthur M. Krieg	/s/ Christopher Garabedian
Signature	By: Christopher Garabedian

Arthur M. Krieg	President and Chief Executive Officer
Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the Executive named in the Notice of Grant attached as Part I of this Award Agreement (the “Executive”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement.

This Option does not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Executive in accordance with any of the provisions of this Award Agreement, unless Executive will have been continuously an Employee from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms this Award Agreement. If so accelerated, such Option will be considered as having vested as of the date specified by the Executive.

4. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by Executive and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Executive.

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company; or

(d) surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6. Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Executive, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Executive with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Executive. If Executive fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Executive acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

7. Rights as Shareholder. Neither Executive nor any person claiming under or through Executive will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Executive. After such issuance, recordation and delivery, Executive will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN AT WILL EMPLOYEE OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING EXECUTIVE) AND

NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH EXECUTIVE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING EXECUTIVE) TO TERMINATE EXECUTIVE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Executive only by Executive.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Executive (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Executive on the date the Option is exercised with respect to such Exercised Shares.

13. Termination. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, will adjust the number and class of Shares that may be delivered under this Award Agreement and/or the number, class, and price of Shares covered by this Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Executive as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, the Option will be treated as the Administrator determines without Executive’s consent, including, without limitation, that (i) the Option will be assumed, or substantially equivalent to the Option will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to the Executive, that the Executive’s Option will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Shares under the Option will vest and become exercisable, realizable, or payable, or restrictions applicable to the Option will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of the Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Option or realization of the Executive’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Option or realization of the Executive’s rights, then such Option may be terminated by the Company without payment), or (B) the replacement of such Option with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all awards, all awards held by the Executive, or all awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Option (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Option (or portion thereof) that is not assumed or substituted for. In addition, if the Option is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option will be considered assumed if, following the Change in Control, the Option is given the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share subject to the Option (or in the case were the Option or a portion thereof is settled in cash, the number of implied shares determined by dividing the value of the Option by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

14. Administrator Authority. The Administrator will have the power to interpret this Award Agreement (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Executive, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Agreement.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Option by electronic means or request Executive’s execution of such documents to be by electronic means. Executive hereby consents to receive such documents by electronic delivery and agrees to use any electronic system established and maintained by the Company or another third party designated by the Company for purposes of administering the Option and this Award Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

17. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

18. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Executive expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Executive, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

19. Reserved.

20. Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

DEFINED TERMS

(a)	“Administrator” means the board of directors of the Company or the Compensation Committee.

(b)	“Change in Control” means the occurrence of any of the following events:

(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the board of directors (the “Board”) of the Company is replaced during any twelve (12) month period by a member of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation

(d)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(g)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(h)	“Share(s)” means a share or shares of the Common Stock, as adjusted in accordance with Section 13(a) of Exhibit A of the Award Agreement (Terms and Conditions of Stock Option Grant”).

(i)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

EXHIBIT C

SAREPTA THERAPEUTICS, INC.

EXERCISE NOTICE

Sarepta Therapeutics, Inc.

215 First Street

Suite 415

Cambridge, MA 02142

1. Exercise of Option. Effective as of today,             ,              , the undersigned (“Purchaser”) hereby elects to purchase                 shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc. (the “Company”) under and pursuant to the Stock Option Award Agreement dated              between the Purchaser and the Company (the “Award Agreement”). The purchase price for the Shares will be $        , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Award Agreement.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Award Agreement is incorporated herein by reference. This Exercise Notice and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Residence Address:

Date Received